UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Last Event Report): June 22, 2007

HEALTH SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-24681	82-1513245
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 North Reo Street
Suite 300
Tampa, FL 33609
(Address of principal executive offices) (Zip Code)

(813) 282-3303
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 22, 2007, Health Systems Solutions, Inc. announced that B.M. Milvain, age 71, will be retiring as the Company’s Chief Executive Officer and as a member of the Board of Directors of the Company for personal and family reasons. Mr. Milvain’s resignation will be effective once the Company has identified a replacement and he or she is available to assume Mr. Milvain’s responsibilities. The text of the press release announcing the resignation of Mr. Milvain is attached as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 is a press release issued on June 22, 2007, by the Company. The information in this Item and the Exhibit attached hereto are furnished pursuant to the rules and regulations of the U.S. Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference it any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits

Exhibit No.	Description

99.1	Press Released dated June 22, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH SYSTEMS SOLUTIONS, INC.

Dated: June 22, 2007	By: /s/ B.M. Milvain
B.M. Milvain
Chief Executive Officer